UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 20, 2019

COLONY BANKCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Georgia	000-12436	58-1492391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

115 South Grant Street, Fitzgerald, Georgia 31750
(Address of Principal Executive Offices) (Zip Code)

(229) 426-6000
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	CBAN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2019, Colony Bankcorp, Inc. (the "Company"), the bank holding company for Colony Bank (the "Bank"), issued a press release announcing the upcoming retirement of Terry L. Hester and the Company's decisions regarding succession in its executive leadership, among other things.

Mr. Hester (age 64), currently Executive Vice President, Chief Financial Officer and Treasurer of the Company and the Bank, has notified the Company and the Bank that he intends to retire on December 31, 2019.  He plans to remain on the Company's Board of Directors, subject to customary annual approval by shareholders.

The Company has selected Tracie Youngblood as Mr. Hester's successor.  She will join the Company and the Bank in mid-June 2019 as Executive Vice President, Chief Financial Officer and Treasurer of the Company and Bank.

Ms. Youngblood (age 47), was most recently Senior Vice President and Controller of Fidelity Bank in Atlanta from 2018 to present.  From 2005 to 2018, she has held similar positions with Square 1 Bank in Durham, North Carolina, and Ameris Bank in Moultrie, Georgia, and Georgian Bank in Atlanta.  Between 1995 and 2005, Youngblood moved up through a number of positions of increasing responsibility with other banks and organizations.

The Bank has not finalized a compensatory arrangement for Ms. Youngblood in connection with her appointment.

There are no understandings or arrangements with any persons regarding the appointment of Ms. Youngblood to these positions, there are no reportable related-party transactions with Ms. Youngblood, and there are no family relationships between her and any other officer or director of the Company.

Separately, the Company announced Lee A. Northcutt (age 61), Executive Vice President and Regional Executive Officer for the east division, has separated from his employment with the Bank, effective as of May 20, 2019.  The Bank has not finalized a compensatory arrangement in connection with his departure.  In connection with Mr. Northcutt's separation, the Bank will combine the roles and responsibilities of its regional executives under M. Eddie Hoyle (age 62), currently Executive Vice President and Regional Executive Officer for the west division, to create the new position of Chief Banking Officer.  The Bank has not made any changes to Mr. Hoyle's compensation in connection with his new role as Chief Banking Officer.

Additionally, the Company has promoted Edward Lee Bagwell (age 52), a 16-year team member of the Company, an attorney and currently Executive Vice President and Chief Credit Officer, to Executive Vice President, Chief Risk Officer and General Counsel.  The Company also has promoted J. Stan Cook (age 57), a seven-year team member, to Executive Vice President and Chief Credit Officer.  Mr. Cook will no longer serve in the role of Chief Operations Officer as the position is being eliminated.  The Bank has not approved any changes to Messrs. Bagwell's and Cook's compensation in connection with their role changes.

Item 7.01. Regulation FD Disclosure.

             On May 20, 2019, the Company issued a press release announcing Mr. Hester's upcoming retirement and the Company’s appointment of Ms. Tracie Youngblood as his successor, along with other senior management changes. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8‑K.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

99.1	Press release of Colony Bankcorp, Inc. dated May 20, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONY BANKCORP, INC.

Date: May 20, 2019	By:	/s/ Terry L. Hester
Terry L. Hester
Executive Vice President and Chief Financial Officer